SECOND AMENDMENT TO NET LEASE AGREEMENT THIS SECOND AMENDMENT TO NET LEASE AGREEMENT (this "Second Amendment"), dated for reference purposes only as of{ùfÀ¿ 2\ , 2)Ig,is made by and between 237 NORTH FIRST STREET HOLDINGS, LLC, a Delaware limited liability company ("Landlord"), and BLOOM ENERGY CORPORÄTION, a Delaware corporation ("Tenant"). Recitals: A. Landlord and Tenant entered into that certain Net Lease Agreement dated, for reference purposes only, as of April 4, 2018 ("Original Lease"), as amended by that certain First Amendment to Net Lease Agreement dated April I 8, 201 8 ("First Amendment") (the Original Lease and First Amendment shall sometimes hereinafter be referred to collectively as the "Lease"), covering certain "Premises" consisting of approximately one hundred two thousand seven hundred ninety-five (102,795) square feet of rentable area within the building situated at 4353 North First Street, San Jose, California ("Building"), all as more particularly set forth in the Lease. B. Landlord has agreed to contribute pursuant to the terms ofParagraph 6(b) ofthe Improvement Agreement attached as Exhibit C to the Original Lease, as amended by Section 9 of the First Amendment, the Additional Improvement Allowance (in the amount of $2,055,900.00) toward the costs of construction ofthe Initial Improvements (as described in Paragraph 6(a) of the Improvement Agreement). Pursuant to the terms of Paragraph 6(b) of such Improvement Agreement, (i) Landlord is to amortize that portion ofthe Additional Allowance disbursed by Landlord pursuant to the terms of Paragraph 6 of the Improvement Agreement, as amended, at a rate of $0.012 per rentable square foot of the Premises per month for each dollar of the Additional Allowance disbursed by Landlord to Tenant and the monthly Base Rent to be paid by Tenant underthe Lease during the Lease is to be increased by such monthly amortized amount, and (ii) Landlord and Tenant are to execute an amendment to the Lease reflecting the increased monthly Base Rent resulting from such amortization. C. Landlord andTenant eachacknowledge and agree that, as ofthe execution ofthis Second Amendment, the Additional Improvement Allowance referred to above has been fully contributed and funded by Landlord. Landlord and Tenant wish to amend the Lease to provide for, among other things, the addition of a payment schedule for the monthly amortization of the Additional Improvement Allowance, all on the covenants and provisions, and subject to the terms and conditions, set forth in this Second Amendment. Agreements: NOW, THEREFORE, in consideration of the mutual agreements contained in this Second Amendment and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows: 1. lncomoration of Recitals. Landlord and Tenant acknowledge and agree that the foregoing Recitals A, B and C are true and correct, are incorporated into the body of this Second Amendment as if set forth herein and form the basis for the execution and delivery of this Second Amendment. 2. Defined Terms. Terms appearing in this Second Amendment with initial capital letters that are not expressly defined in this Second Amendment shall have the meanings, if any, ascribed to such terms in the Lease. 4810$105-6145v2 SSCORDELIS\NEW,.NEW 1

3. Base Rent. Paragraph 1.10 of the Original Lease (as amended by Section 4(a) of the First Amendment) is hereby deleted in its entirety and the following is substituted in place thereof: "1.10 During the initial Lease Term, Tenant shall pay monthly Base Rent for the Premises (inclusive of a monthly amortization payment with respect to the amortization ofthe Additional Improvement Allowance described in Paragraph 6(b) of the Improvement Agreement, as amended) to Landlord in accordance with the schedule set forth below: Lease Months During Term January 1 January 1 January 1 January I January 1 Janpary 1 January 1 January 1 Monthly Base Rental Rates Per Rentable Square Foot (NÌ\iN) Without Regard to Amortization of the Additional Improvement Allowance (Rounded to nearest one hundredtþ $0.00/RSF* $2.7slRSF $2.83/RSF $2.92IRSF s3.01/RSF $3.1O/RSF $3.1g/RSF $3.28lRSF s3.38/RSF $3.48/RSF $3.59/RSF Monthly Base Rent (NNN) Without Regard to Amortization of the Additional Improvement Allowance $0.00* s282,686.25 s297,t66.84 $299,901.85 $308,898.91 s318,165.88 s327,710.86 s337,542.19 s347,668.46 $358,098.51 $368,841.47 Monthly Amortized Payment of Additional Improvement Allowance s25,804.26 925,804.26 $25,804.26 $25,804.26 s25,804.26 $25,804.26 925,804.26 $25,804.26 $25,804.26 s25,804.26 Monthly Base Rent (NNN) + Inclusive of Monthly Amortized Payment of Additional Improvement Allowance $308,490.51 s316,971.10 $325,706.11 s334,703.77 s343,970.14 $353,515.12 $363,346.45 s373,472.72 9383,902.77 s394,645.t3 January I,2019 - June 30,2019 July 1, 2019 - December 31,2019 January 1,2020 - December 31,2020 2021- December 31,2021 2022- December 3I,2022 2023 - December 31,2023 2024 - December 31,2024 2025 - December 31,2025 2026 - December 31,2026 2027 - December 31,2027 2028 - December 31,2028 4810S105-6145v2 SSCORDELIS\NEW.,NEW.. * The Base Rent payable during each of the first six (6) full calendar months of the initial Lease Term, commencing on January 1 , 2019 and ending on June 30,2019 (the "Abatement Period') is actually Two Hundred Eighty+wo Thousand Six Hundred Eighty-six and 251100 Dollars (5282,686.25) per month; however, Landlord agrees that such monthly Base Rent during the Abatement Period (the "Abated Rent') shall be conditionally abated so long as no Default by Tenant (as defined in Paragraph 14 below) occurs during the initial Term of this Lease. In the event a Default by Tenant occurs during initial Term of this Lease and Landlord terminates this Lease or Tenant's possession as a result thereof pursuant to Paragraph 14.1 below, then the unamofüzed portion of the Abated Rent (which Abated Rent shall be amortized over a period of one hundred fourteen (114) months) shall become immediately due and payable following written demand of Landlord and Landlord shall be entitled to include such unamortized portion of the Abated Rent in the amount of rentals that it is otherwise entitled to recover from Tenant under Paragraph I 4. I (d) below and under California Civil Code Section 1951.2. Commencing as ofthe Commencement Date ofthis Lease and 2 thereafter during the Term of this Lease, as such Term may be extended, Tenant shall be obligated to pay Tenant's percentage share of Operating Expenses pursuant to the terms of the Lease below. (Paragraph 4). In addition, and for the avoidance of doubt, commencing as of July 1, 2019, Tenant will commence paying the monthly amortized payment with respect to the Additional Improvement Allowance as provided in the schedule above, and there shall be no abatement period with respect to such payments.

Within five (5) business days following the execution of this Lease by Landlord and Tenant, Tenant shall pay to Landlord the sum of $282,686.25, which shall be credited against the Base Rent payable during the seventh (7th) full calendar month of the initial Term."

4. Commencement Date Letter. Landlord and Tenant each acknowledge that there was a typographical error in Paragraph 3 of the Commencement Date Letter executed by Landlord and Tenant, in that such Paragraph 3 provided that the Ending Date of the initial Term for the Premises is December 31, 2029, unless sooner terminated in accordance with the terms of the Lease. Paragraph 3 of the Commencement Date Letter executed by Landlord and Tenant is hereby deemed deleted in its entirety and the following is hereby deemed substituted in its place:

"The Commencement Date of the initial Term for the Premises is January 1, 2019 and the Ending Date of the initial Term for the Premises is December 31, 2028, unless sooner terminated according to the terms of the Lease."

5. Authority. Tenant and Landlord each represents to the other that each individual executing this Second Amendment on behalf of such party is duly authorized to and does execute and deliver this Second Amendment pursuant to express authority from such party and that this Second Amendment is binding upon and enforceable against such party in accordance with its terms.

6. Effect of Second Amendment. Except as modified herein, the terms and provisions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Second Amendment and the terms and provisions of the Lease, the terms and provisions of this Second Amendment shall prevail.

7. Counterparts; Facsimile Signatures. This Second Amendment may be executed in counterparts, each of which shall be deemed an original and together shall constitute one instrument. The signatures of any party or parties on this Second Amendment transmitted by facsimile or pdf. email shall be deemed the same as an original signature and shall be binding on the party transmitting the same.

8. Effectiveness of Second Amendment. This Second Amendment shall not become effective until consented to in writing by Landlord's lender, Bank OZK (formerly known as Bank of the Ozarks).

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year written below. LAIIDLORD: 237 NORTH FIRST STREET HOLDINGS,LLC, a Delaware limited company By: Name: Title: t\LIl'¡l\rtrêvv -'v Dated: April ,2019 TENANT: BLOOM ENERGY CORPORATION, a Delaware By: Name: Title By: Name: Title: Dated: lrpnt/Jzoto 4810S'105-6145v2 SSCORDELIS\NEW..NEW.. ¡ -rr^-!ça¿.| q.¡ñnâtofv 4